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                                                                  EXHIBIT 10.7

                   THIRD PARTY PLEDGE AND SECURITY AGREEMENT




        THIS PLEDGE AGREEMENT is made this June 29, 2000 by the undersigned ("Pledgor") in favor of SILICON VALLEY BANK ("Bank").

                                    RECITALS

        Bank has agreed to enter into a Loan and Security Agreement (the "Loan Agreement") with Sunrise Technologies International, Inc. ("Borrower"). To secure Pledgor's obligations under that certain Unconditional Guaranty dated as of June 29, 2000 (the "Guaranty"), Pledgor has agreed to pledge to Bank certain marketable securities, cash equivalents, financial assets, securities accounts and such other property as is described on attached Exhibit A, together with all proceeds and substitutions of any thereof, all interest paid thereon, and all other cash and noncash proceeds of the foregoing (the "Pledged Collateral"). Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Loan Agreement.

        NOW, THEREFORE, Pledgor and Bank agree as follows:

        1. Pledge of Collateral. Pledgor hereby pledges to Bank and grants to Bank a security interest in the Pledged Collateral, as security for the prompt performance of all of Guarantor's obligations under the Guaranty (the "Obligations"). Any certificate or certificates for the securities included in the Pledged Collateral, accompanied by an instrument of assignment duly executed in blank by Pledgor, have been, or will be immediately upon the subsequent receipt thereof by Pledgor, delivered by Pledgor to Bank. Pledgor shall execute and deliver to Bank a financing statement on Form UCC-1, a Pledged Collateral Account Agreement, and such other documents as Bank requests to perfect the security interest granted hereunder.

        2. Representations, Warranties and Covenants. Pledgor represents and warrants to and covenants with Bank that:

               (a) The Pledged Collateral is owned by Pledgor free and clear of any security interests, liens, encumbrances, options or other restrictions created by Pledgor, except for the security interest in favor of Bank created hereby;

               (b) Pledgor has full power and authority to create a first lien on the Pledged Collateral in favor of Bank and no disability or contractual obligation exists that would prohibit Pledgor from pledging the Pledged Collateral pursuant to this Agreement, and Pledgor will not assign, create or permit to exist any other claim to, lien or encumbrance upon, or security interest in any of the Pledged Collateral; and

               (c) The Pledged Collateral is not the subject of any present or threatened suit, action, arbitration, administrative or other proceeding, and Pledgor knows of no reasonable grounds for the institution of any such proceedings

               (d) On the date hereof, Pledgor shall deposit into Account No. ___________ with Chase H&Q (the "Account") a cash amount not less than $100,000. Prior to Bank's making an Advance under the Loan Agreement in an amount of $7,000,000 or more, Pledgor shall deposit into the Account cash or cash equivalents or publicly traded, freely tradeable securities with an aggregate collateral value ("Collateral Value") of not less than $3,000,000. The Collateral Value of cash or cash equivalents shall be equal to 100% of the amount thereof. The Collateral Value of securities shall be equal to 50% of the fair market value of such securities. The Collateral Value of the Pledged Collateral shall at all times after Borrower has requested Advances of an aggregate of $7,000,000 or more be greater than $3,000,000. If at any such time the Collateral Value falls below $3,000,000, Pledgor shall immediately pledge to Bank and transfer into the Account such property as is necessary to cause the Collateral Value of the Pledged Collateral to be not less than $3,000,000.

        3. Events of Default. Each of the following shall constitute an event of default ("Event of Default") hereunder:

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               (a) The occurrence of an Event of Default under the Loan
Agreement; or

               (b) The breach of any provision of the Guaranty or this Agreement by Pledgor or the failure by Pledgor to observe or perform any of the provisions of this Agreement.

        4. Bank's Remedies Upon Default. Upon the occurrence of an Event of Default, Bank shall have the right to exercise all such rights as a secured party under the California Uniform Commercial Code as it, in its sole judgment, shall deem necessary or appropriate, including the right to liquidate the Pledged Collateral and apply the proceeds thereof to reduce the principal amount outstanding under the Loan Agreements. After the disposal of any of the Pledged Collateral, Bank may deduct all reasonable legal and other expenses and attorney's fees for protecting its interest and enforcing its remedies under the Loan Agreements and this Agreement and shall apply the residue of the proceeds to, or hold as a reserve against, the Obligations in such manner as Bank in its reasonable discretion shall determine, and shall pay the balance, if any to Pledgor.

        5. Amendment of Loan Documents. Pledgor authorizes Bank, without notice or demand and without affecting its liability hereunder, from time to time to
(a) renew, extend, or otherwise change the terms of the Loan Documents or any part thereof; (b) take and hold security for the payment of the Obligations, and exchange, enforce, waive and release any such security; and (c) apply such security and direct the order or manner of sale thereof as Bank in its sole discretion may determine.

        6. Pledgor Waivers. Pledgor waives any right to require Bank to (a) proceed against Borrower or any other person; (b) proceed against or exhaust any security held from Borrower; (c) marshal any assets of Borrower; or (d) pursue any other remedy in Bank's power whatsoever. Bank may, at its election, exercise or decline or fail to exercise any right or remedy it may have against Borrower or any security held by Bank, including without limitation the right to foreclose upon any such security by judicial or nonjudicial sale, without affecting or impairing in any way the liability of Pledgor hereunder. Pledgor waives any defense arising by reason of any disability or other defense of Borrower or by reason of the cessation from any cause whatsoever of the liability of Borrower. Pledgor waives any setoff, defense or counterclaim that Borrower may have against Bank. Pledgor waives any defense arising out of the absence, impairment or loss of any right of reimbursement or subrogation or any other rights against Borrower. Until all of the Obligations that Borrower owes to Bank have been paid in full, Pledgor shall have no right of subrogation or reimbursement, contribution or other rights against Borrower, and Pledgor waives any right to enforce any remedy that Bank now has or may hereafter have against Borrower. Pledgor waives all rights to participate in any security now or hereafter held by Bank. Pledgor waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Agreement and of the existence, creation, or incurring of new or additional indebtedness. Pledgor assumes the responsibility for being and keeping itself informed of the financial condition of Borrower and of all other circumstances bearing upon the risk of nonpayment of any indebtedness or nonperformance of any obligation of Borrower, warrants to Bank that it will keep so informed, and agrees that absent a request for particular information by Pledgor, Bank shall have no duty to advise Pledgor of information known to Bank regarding such condition or any such circumstances. Pledgor waives the benefits of California Civil Code sections 2809, 2810, 2819, 2845, 2847, 2848, 2849, 2850, 2899 and 3433.

        7. Notices. Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by certified mail, postage prepaid, return receipt requested, or by prepaid telefacsimile to Pledgor or to Bank, as the case may be, at its addresses set forth below:

              If to Pledgor:          David Brewer

                                      ----------------

                                      ----------------

                                      ----------------
                                      Fax:

                                          ------------
              If to Bank:             Silicon Valley Bank
                                      3003 Tasman Drive



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                                      Santa Clara, CA  95054
                                      Attn:  Sam Thompson
                                      FAX:  (408) 748-9478

        The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

        8. Choice Of Law And Venue; Jury Trial Waiver.

               This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law. Each of Pledgor and Bank hereby submits to the exclusive jurisdiction of the state and Federal courts located in the County of Santa Clara, State of California. PLEDGOR AND BANK EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

        9. General Provisions.

               (a) Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Agreement nor any rights hereunder may be assigned by Pledgor without Bank's prior written consent, which consent may be granted or withheld in Bank's sole discretion. Bank shall have the right without the consent of or notice to Pledgor to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits hereunder.

               (b) Time of Essence. Time is of the essence for the performance of all obligations set forth in this Agreement.

               (c) Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

               (d) Amendments in Writing, Integration. This Agreement cannot be amended or terminated orally. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement, if any, are merged into this Agreement and the Loan Documents.

               (e) Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

               (f) Survival. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding.

               (g) Indemnity. Pledgor will indemnify, defend and hold harmless Bank and its officers, employees and agents against: (a) all obligations, demands, claims and liabilities asserted by any other party in connection with the transactions contemplated by this Agreement; and (b) all loss or expenses incurred, or paid by Bank, from, following, or consequential to transactions between Bank and Pledgor (including reasonable attorneys' fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.


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        IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

Pledgor:                                          Bank:

                                                  SILICON VALLEY BANK

-----------------------------------               By:
David Brewer                                         ---------------------------

                                                  Title:
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                                    EXHIBIT A




Stock Name           Certificate Number              Number of Shares/Units
----------           ------------------              ----------------------


Brokerage Account Number
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